Exhibit 10.21

CONSENT AND WAIVER AGREEMENT

This CONSENT AND WAIVER AGREEMENT (this “Agreement”) is granted as of September 26, 2024, by and between CERo Therapeutics Holdings, Inc., a Delaware corporation (the “Company”), and the investor signatory hereto (the “Holder”).

A. Reference is hereby made to (i) that certain Amended and Restated Securities Purchase Agreement dated as of February 14, 2024, by and between the Company, CERo Therapeutics, Inc., a Delaware corporation, and the investors listed on the Schedule of Buyers attached thereto (the “Amended and Restated Purchase Agreement”), that certain Securities Purchase Agreement dated as of September 25, 2024, by and among the Company and the investors listed on the Schedule of Buyers attached thereto (the “Series C Purchase Agreement”, and together with the Amended and Restated Purchase Agreement, the “Purchase Agreements”), (ii) that certain certificate of designation (as amended, modified, or supplemented, the “Series A Certificate of Designation”) filed by the Company with the Secretary of State of the State of Delaware on February 14, 2024 for the purpose of establishing and designating the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), (iii) that certain certificate of designation (as amended, modified, or supplemented, the “Series B Certificate of Designation”, together with the Series A Certificate of Designation, the “Existing Certificates of Designation”) filed by the Company with the Secretary of State of the State of Delaware on March 29, 2024 for the purpose of establishing and designating the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), and (iv) that certain Registration Rights Agreement dated as of February 14, 2024 by and between the Company and the investors listed on the signature pages thereto (the “Original RRA”). Capitalized terms used but not defined herein shall have the meaning set forth in the Series C Purchase Agreement.

B. Pursuant to the Amended and Restated Purchase Agreement, the Company, among other things, issued warrants to acquire shares of Series A Preferred Stock (the “Preferred Warrants”), which Preferred Warrants provide the Company the right (the “Forced Exercise Right”), exercisable on one or more occasions, to require the holders thereof to exercise on a cash basis the Preferred Warrants.

C. Pursuant to the Series C Purchase Agreement, the Company intends to issue to Shares of Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), the terms of which will be designated by the board of directors of the Company in a certificate of designation and filed with the Secretary of State of the State of Delaware (the “Series C Certificate of Designation”).

D. Pursuant to the Series C Purchase Agreement, the Company has agreed to enter into a registration rights agreement (the “New RRA”, collectively with the Original RRA, the “RRAs”) on the Closing Date of the transactions contemplated by the Series C Purchase Agreement.

E. The Company desires (i) to obtain the consent of the Holder, in accordance with the terms of the Existing Certificates of Designation, for the Series A Preferred Stock and the Series B Preferred Stock to rank junior to the Series C Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (the “Preferred Consent”), (ii) to obtain the consent of the Holders, in accordance with the terms of the Original RRA, in the event that the SEC requires a reduction (or a reduction that is otherwise required pursuant to the terms of the RRAs to prevent one or more holders of Registrable Securities (as defined in any of the RRAs) to be named as an underwriter in such applicable registration statement) of the aggregate number of shares of Common Stock to be registered on a Registration Statement to be filed in accordance with the RRAs, (x) for the Registrable Securities (as defined in each of the RRAs) held by holders that only participated in the transactions contemplated by the Amended and Restated Purchase Agreement (the “Non-Participating Holders”) to be reduced in full prior to any reduction of the aggregate number of Registrable Securities held by those holders of Registrable Securities (as defined in each of the RRAs) who are participating in the transactions contemplated by the Series C Purchase Agreement (the “Participating Holders”) to be included on such Registration Statement, and (y) for the Participating Holders to be able to apply their respective pro rata allocation of the aggregate number of shares of Common Stock to be registered to any Registrable Securities (as defined in each of the RRAs) in their sole discretion (the “RRA Consents”, together with the Preferred Consent, the “Consents”), and (iii) to waive its Forced Exercise Right with respect to any Preferred Warrants that are held by any Participating Holder (or any affiliate of any Participation Holder, as applicable)(the “Waiver”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the Company and the Holder agree as follows:

1. Consents. The Holder hereby agrees to the Consents in its capacity as a holder of shares of Series A Preferred Stock and, upon the Company’s receipt of consents from the Required Holders (as defined in the Amended and Restated Purchase Agreement) (the “Consent Date”), the Consents shall be effective as of the date hereof.

2. Waiver. The Company hereby agrees to the Waiver, which shall be effective as of the date hereof. The Waiver set forth in this Agreement constitutes a one-time waiver and is limited to the matters expressly waived herein and should not be construed as an indication that the Company would be willing to agree to any future modifications to, consent of, or waiver of any of the terms of any other agreement, instrument or security or any modifications to, consents of, or waiver of any default that may exist or occur thereunder.

3. Acknowledgments. The Company hereby confirms and agrees that (i) the terms of the Existing Certificates of Designations shall continue to be in full force and effect; (ii) the execution, delivery and effectiveness of this Consent shall not operate as an amendment, modification or waiver of any right, power or remedy of the Holder or of any other term or condition of any Transaction Document (as defined in the Purchase Agreements) except to the extent expressly set forth herein.

4. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

8. Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

9. Amendments. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Holder.

10. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

11. Disclosure of Transaction. From and after the filing of the 8-K Filing (as defined in the Series C Purchase Agreement), the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated hereby or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make a press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in the Holder's sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that the Holder shall not have (unless expressly agreed to the Holder after the date hereof in a written definitive and binding agreement executed by the Company and the Holder (it being understood and agreed that no other holder may bind the Holder with respect thereto), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries.

12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

13. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any provision of law or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WAIVER OR ANY TRANSACTION CONTEMPLATED HEREBY.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

CERO THERAPEUTICS HOLDINGS, INC.

By:	/s/ Brian Atwood
	Name:	Brian Atwood
	Title:	Chief Executive Officer

[Signature Page to Agreement]

IN WITNESS WHEREOF, the undersigned and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

HOLDER:

KEYSTONE CAPITAL PARTNERS, LLC

By:	/s/ Fredric Zaino
	Name:	Fredric Zaino
	Title:	CIO

[Signature Page to Agreement]